Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

TriSalus Life Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan Common Stock, $0.0001 par value per share	Other(2)	2,385,694(3)	$9.705(2)	23,153,160.27	$0.0001476	$3,417.41
Equity	TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other(5)	954,278(4)	$8.249(5)	$7,871,839.22	$0.0001476	$1,161.88
Total Offering Amounts							$4,579.29
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$4,579.29

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”), of the Registrant which become issuable under the TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (the “2023 EIP”) and the TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 5, 2024, which date is within five business days prior to the filing of this Registration Statement.

(3)	Represents additional shares of Common Stock reserved for future grant under the 2023 EIP as a result of an automatic increase in shares reserved thereunder on January 1, 2024, pursuant to the terms of the 2023 EIP. The 2023 EIP provides that an additional number of shares will automatically be added annually to the shares authorized under the 2023 EIP on January 1st of each year ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares of Common Stock outstanding on a fully diluted basis on December 31 of the preceding year. Notwithstanding the foregoing, the board of directors of the registrant (the “Board”) may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(4)	Represents additional shares of Common Stock reserved for future grant under the 2023 ESPP as a result of an automatic increase in shares reserved thereunder on January 1, 2024, pursuant to the terms of the 2023 ESPP. The number of shares reserved for issuance under the 2023 ESPP will automatically increase on January 1st of each year ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) 2% of the total number of shares of Common Stock outstanding on a fully diluted basis on December 31st of the preceding year, and (ii) 2,792,503 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 5, 2024, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%. Pursuant to the 2023 ESPP, the purchase price of the shares of Common Stock will be 85% of the lesser of the fair market value of the Common Stock on the Offering Date or the Purchase Date (each as defined in the 2023 ESPP).